Capital Income Builder 333 South Hope Street Los Angeles, California 90071 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

DONALD H. ROLFE, Executive Vice President and Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of Capital Income Builder (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended October 31, 2016 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL INCOME BUILDER	CAPITAL INCOME BUILDER

__/s/ Donald H. Rolfe_____________________	__/s/ Gregory F. Niland_____________________
Donald H. Rolfe, Executive Vice President	Gregory F. Niland, Treasurer

Date: December 27, 2016	Date: December 27, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL INCOME BUILDER and will be retained by CAPITAL INCOME BUILDER and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.